Exhibit 99.1

Two Bethesda Metro Center 14th Floor Bethesda, MD 20814 (301) 968-9300 (301) 968-9301 Fax www.AGNC.com

FOR IMMEDIATE RELEASE

July 29, 2008

CONTACT:

John Erickson, Chief Financial Officer

Tom McHale, Senior Vice President, Finance, American Capital

Justin Cressall, Vice President, Equity Capital Markets, American Capital

AGNC ANNOUNCES SECOND QUARTER 2008 EARNINGS

Bethesda, MD – July 29, 2008 – American Capital Agency Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today reported net income for the period from its initial public offering (“IPO”) on May 20, 2008 through June 30, 2008 (the “stub period”) of $5.5 million, or $0.37 per diluted share.

HIGHLIGHTS

•	Successfully completed IPO and concurrent private placement in May 2008, raising $300 million of equity ($286 million of net proceeds)

•	Declared a stub period dividend of $0.31 per share

•	Net income of $5.5 million, or $0.37 per diluted share, for the stub period

•	17.45% annualized return on equity during the stub period and 27.36% when fully invested as of June 30, 2008

•	Net interest rate spread of 3.15% between the yield on assets and cost of debt as of June 30, 2008

•	Borrowed $2.2 billion under repurchase agreements as of June 30, 2008

•	8.27x leverage as of June 30, 2008

•	Invested $2.4 billion exclusively in agency securities as of June 30, 2008

“On May 20, 2008, we raised $286 million in net proceeds from our IPO and concurrent private placement, which should continue to generate strong returns on equity,” commented Malon Wilkus, Chairman, President and CEO. “We believe that continuing widening spreads make this an excellent time to be investing in agency securities.”

“Despite the continued volatility in global capital markets, premium fixed-rate agency securities performed relatively well in the second quarter,” said Russ Jeffrey, Chief Investment Officer. “Mortgage assets, in general, are at historically inexpensive valuations, with agency securities in particular, offering a compelling relative valuation. We believe that the spread between conforming mortgage rates and funding levels remains very attractive for AGNC’s business model.”

INITIAL CAPITAL RAISE—IPO AND CONCURRENT PRIVATE PLACEMENT

The Company completed its IPO of 10 million shares of common stock on May 20, 2008 for proceeds, less the underwriters’ discount, of $186 million. In addition, concurrent with the IPO, the Company sold 5 million

American Capital Agency Corp.

July 29, 2008

shares in a private placement to American Capital, Ltd. (“American Capital”). AGNC received $100 million in proceeds from the private offering, bringing the total net proceeds of the IPO and the concurrent private placement to $286 million.

STUB DIVIDEND

On June 23, 2008, the Board of Directors of the Company declared a second quarter 2008 stub dividend of $0.31 per share to record holders as of July 2, 2008, which was paid on July 29, 2008.

INVESTMENT PORTFOLIO

As of June 30, 2008, the Company’s investment portfolio totaled $2.4 billion and consisted exclusively of fixed rate agency securities. At such time, Government National Mortgage Association (“Ginnie Mae”) securities comprised 35% of the investment portfolio, while Federal National Mortgage Association (“Fannie Mae”) securities comprised 54% and Federal Home Loan Mortgage Corporation (“Freddie Mac”) securities comprised 11%.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD

For the stub period, the annualized yield on average earning assets was 5.50% and the annualized cost of funds was 2.35%, which resulted in a net interest rate spread of 3.15%. As of June 30, 2008, the weighted average yield on assets was 5.54% and the cost of funds was 2.39%, which resulted in a net interest rate spread of 3.15%.

CONSTANT PREPAYMENT RATE (“CPR”)

The Company’s projected CPR for the remaining life of its investments as of June 30, 2008 was 16%. The weighted average cost basis of the investment portfolio was 102.2% as of June 30, 2008. The net amortization of premiums and accretion of discounts on the investment portfolio for the stub period was $0.8 million. The unamortized net premium as of June 30, 2008 was $52.4 million.

LEVERAGE AND HEDGING ACTIVITIES

As of June 30, 2008, the Company’s $2.4 billion investment portfolio was financed with $2.2 billion of repurchase agreements and $0.3 billion of equity capital, resulting in a leverage ratio of 8.27x. Of the $2.2 billion borrowed under repurchase agreements, $1.7 billion had original maturities of 30 days or less and the remaining $0.5 billion had original maturities of 31 to 89 days. The Company’s swap positions as of June 30, 2008, all of which are six month forward starting, totaled $0.7 billion in notional amount at an average fixed pay rate of 3.60% and an average maturity of 30 months. The Company has repurchase agreements with 14 counterparties, with no single counterparty representing more than 16% of the amount outstanding as of June 30, 2008. As of June 30, 2008, the Company’s book value per common share was $17.45.

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July 29, 2008

Financial highlights for the quarter are as follows:

AMERICAN CAPITAL AGENCY CORP.

CONSOLIDATED BALANCE SHEET

As of June 30, 2008

(in thousands, except share data)

(unaudited)

Assets:
Investment portfolio, at fair value ($2,312,012 pledged under repurchase and swap agreements)	$2,401,917
Cash and cash equivalents	7,842
Restricted cash	15,859
Derivative instruments, at fair value	1,259
Interest receivable	12,059
Other assets	831

Total assets	$2,439,767

Liabilities:
Repurchase arrangements	$2,166,616
Accrued interest payable	2,612
Dividend payable	4,651
Due to Manager	925
Accounts payable and other liabilities	1,497
Derivative instruments, at fair value	1,584

Total liabilities	2,177,885

Stockholders’ equity:
Common stock, $0.01 par value; 150,000,000 shares authorized, 15,004,600 shares issued and outstanding, respectively	150
Additional paid-in capital	285,903
Accumulated other comprehensive loss	(25,019)
Retained earnings	848

Total stockholders’ equity	261,882

Total liabilities and stockholders’ equity	$2,439,767

American Capital Agency Corp.

July 29, 2008

AMERICAN CAPITAL AGENCY CORP.

CONSOLIDATED STATEMENT OF OPERATIONS

For the period May 20, 2008 (date operations commenced) through June 30, 2008

(in thousands, except per share data)

(unaudited)

Interest income:
Interest income	$9,924
Interest expense	3,597

Net interest income	6,327

Other income	448
Expenses:
Management fee	402
General and administrative expenses	874

Total expenses	1,276

Net income	$5,499

Net income per common share—basic and diluted	$0.37

Weighted average number of common shares outstanding—basic and diluted	15,000

Dividends declared per common share	$0.31

American Capital Agency Corp.

July 29, 2008

AMERICAN CAPITAL AGENCY CORP.

OTHER FINANCIAL INFORMATION

As of and for the period May 20, 2008 (date operations commenced) through June 30, 2008

($ in thousands, except per share data)

(unaudited)

Asset metrics:
Investment portfolio, at fair value	$2,401,917
Weighted average cost basis	102.2%
Fixed rate securities as a % of investment portfolio	100.0%

	Period	As of
Business economics metrics:
Asset yield	5.50%	5.54%
Cost of funds	-2.35%	-2.39%

Net interest rate spread	3.15%	3.15%
Leverage ratio	4.86	8.27
Leveraged net interest rate spread	15.31%	26.05%
Asset yield	5.50%	5.54%

Leveraged return on equity before expenses	20.81%	31.59%
Other (1)	0.69%	NA
Management fees as a % of equity	-1.28%	-1.33%
Other operating expenses as a % of equity (2)	-2.77%	-2.90%

Total operating expenses as a % of equity	-4.05%	-4.23%
Net return on equity (3)	17.45%	27.36%

Other metrics:
Notional amount of interest rate swaps as % of repurchase agreements	32.31%
Book value per share as of June 30, 2008	$17.45

NA = Not applicable.

(1)	Represents the impact of other components of net income and differences due to weighting and rounding.
(2)	Other operating expenses include one-time start up costs of $0.3 million.
(3)	Net return on equity as of June 30, 2008 does not include the effects of actual other income or loss. It will increase or decrease prospectively as our leverage ratio changes and our asset yields and cost of funds increase or decrease. It will also increase or decrease prospectively based on changes in fair value of our investments and if we realize gains or losses on our investments.

American Capital Agency Corp.

July 29, 2008

SHAREHOLDER CALL

AGNC invites shareholders, prospective shareholders and analysts to attend its Shareholder Call on Wednesday, July 30, 2008 at 10:00 am ET. The dial in number will be (888) 428-4476. International callers should dial +1 (612) 288-0337. Please advise the operator you are dialing in for the AGNC Shareholder Call. Shareholder presentations, webcasts and audio recordings can be found in the Investor Relations section of our website at www.agnc.com.

BEFORE THE CALL:

REVIEW THE SLIDE PRESENTATION IN ADVANCE OF THE SHAREHOLDER CALL

The quarterly shareholder presentation includes a slide presentation to accompany the call that participants may download and print prior to the call. You may wish to take the time to review the slides in advance of the Shareholder Call.

DURING THE CALL:

VIEW STREAMING SLIDE PRESENTATION DURING THE SHAREHOLDER CALL

During the Shareholder Call you may watch and listen to the webcast or listen to the Shareholder Call by phone and step through the slides at your own pace.

AFTER THE CALL:

LISTEN AND VIEW AUDIO SLIDE PRESENTATION AFTER THE CALL

The audio of the Shareholder Call combined with the slide presentation will be made available on our website www.agnc.com after the call on July 30, 2008.

AUDIO ONLY PRESENTATION AVAILABLE AFTER THE SHAREHOLDER CALL:

There will be a phone recording available from 12:30 pm ET Wednesday, July 30, 2008 until 11:59 pm ET Thursday, August 14, 2008. If you are interested in hearing the recording of the presentation, please dial (800) 475-6701. International callers may dial +1 (320) 365-3844. The access code for both domestic and international callers is 952934.

For further information or questions, please do not hesitate to call our Investor Relations Department at (301) 968-9300 or send an e-mail to IR@AGNC.com.

ABOUT AGNC

AGNC is a real estate investment trust formed in 2008 to invest exclusively in agency securities consisting of single-family residential mortgage pass-through securities and collateralized mortgage obligations for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity. The Company is managed and advised by an affiliate of American Capital. The Company’s principal goal is to generate net income for distribution to investors through regular quarterly dividends from net interest income, which is the spread between the yield on its investments and the costs from borrowings and hedging activities. For further information, please refer to www.agnc.com.

ABOUT AMERICAN CAPITAL

American Capital (Nasdaq: ACAS), with $21 billion in capital resources under management, is the only private equity fund and the largest alternative asset management company in the S&P 500. American Capital, both directly and through its global asset management business, originates, underwrites and manages investments in private equity, leveraged finance, real estate and structured products. American Capital was founded in 1986 and currently has 12 offices in the U.S. and Europe. For further information, please refer to www.acas.com.

American Capital Agency Corp.

July 29, 2008

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions and market conditions. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of our prospectus filed with the Securities and Exchange Commission (“SEC”) on May 15, 2008 and our subsequent periodic filings. Copies are available on the SEC’s website at www.sec.gov. All forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

Persons considering an investment in AGNC should consider the investment objectives, risks and charges and expenses of AGNC carefully before investing. Such information and other information about AGNC is available in its Registration Statement on Form S-11 filed with the SEC. Prospective investors should read such material carefully before investing. Historical results discussed in this press release are not indicative of future results.